EXHIBIT 99.7

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 10, 2009 is among SOUTH TEXAS OIL COMPANY, a Nevada corporation (the “Company”), SOUTHERN TEXAS OIL COMPANY., a Texas corporation (“Southern Texas”), STO OPERATING COMPANY, a Texas corporation (“STO Operating”), STO PROPERTIES LLC, a Texas limited liability company (“STO Properties”), STO DRILLING COMPANY, a Texas corporation (“STO Drilling”; each of Company, Southern Texas, STO Operating, STO Properties, STO Drilling and each other Person (as defined below) who guarantees, or grants a Lien (as defined below) on its assets to secure “Note Debt” (as defined below) and/or Convertible Debt (as defined below) is referred to individually as an “Obligor” and collectively as the “Obligors”), the Convertible Debt Creditors (as defined below), the Buyers (as defined below), and VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as collateral agent for itself and for the Buyers (including any successor agent, hereinafter, the “Collateral Agent”).

R E C I T A L S

A.           The Company, The Longview Fund, L.P., a California limited partnership (“Longview”), and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (“Marquis”) entered into that certain Securities Purchase Agreement, dated as of April 1, 2008 (as amended, supplemented, restated or modified and in effect from time to time, the “April Purchase Agreement”), pursuant to which, among other things, (i) the Company issued to (a) Longview, among other things, senior secured notes in an aggregate original principal amount of $23,908,013.11 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Longview April Notes”), and (b) Marquis, among other things, senior secured notes in an aggregate original principal amount of $8,469,337.71 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Marquis April Notes”), and (ii) the Warrants (as defined therein) were amended and restated.

B.           Pursuant to that certain Securities Exchange Agreement dated as of February 20, 2009 between the Company and Longview and that certain Asset Purchase and Sale Agreement dated as of February 20, 2009 between the Company and Longview and certain of its affiliates, the Company issued to Longview approximately 1.6 million shares of Series A Convertible Preferred Stock of the Company and sold certain assets of the Company to Longview in exchange for the surrender and cancellation of the Longview April Notes.

C.           The Company and each of the investors listed on the Schedule of Buyers, including Marquis (the “Initial Bridge Buyers”) entered into a Securities Purchase Agreement, dated as of September 18, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Bridge Purchase Agreement” and, together with the April Purchase Agreement, the “Purchase Agreements”), pursuant to which, among other things, subject to the terms and conditions set forth therein, the Company sold, and the Initial Bridge Buyers purchased, senior secured notes in the aggregate original principal amount of $7,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Initial Bridge Notes”).

D.           Pursuant to that certain Assignment and Assumption Agreement, dated as of May 29, 2009, Marquis transferred to Summerview Marquis Fund, L.P. (“Summerview”; and together with the Initial Bridge Buyers, the “Buyers”), among other things, a portion of the Marquis April Notes in the principal amount of $2,252,994.73 (the “Summerview Transferred April Notes”) and a portion of the Initial Bridge Notes in the principal amount of $1,759,556.47 (the “Summerview Transferred Bridge Notes”), with the remainder of the Marquis April Notes in the principal amount of $6,710,038.53 (the “Marquis Remaining April Notes”; and together with the Summerview Transferred April Notes and any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “April Notes”), and the remainder of the Marquis Bridge Notes in the principal amount of $5,240,433.53 (the “Marquis Remaining Bridge Notes”; and together with the Summerview Transferred Bridge Notes and any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Notes”; the Bridge Notes and the April Notes, hereinafter, collectively the “Notes”) continuing to be held by Marquis.

E.           The Company desires to enter into a Securities Purchase Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time as permitted hereunder, the “Convertible Debt Purchase Agreement”), by and among the Company and the investors, each of whom is a signatory to this Agreement pursuant to which, among other things, subject to the terms and conditions set forth therein and in this Agreement, the Company will sell, and the Convertible Debt Creditors will purchase, secured convertible notes in the aggregate original principal amount of up to $5,000,000 (such notes, together with any promissory notes or other securities issued in addition to such notes pursuant to the Convertible Debt Purchase Agreement or in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, the “Convertible Notes”) and warrants to purchase shares of common stock of the Company.

NOW, THEREFORE, in reliance upon this Agreement, to induce the Buyers to consent to the execution by the Company of the Convertible Debt Purchase Agreement and the issuance of the Convertible Notes and to continue to extend the credit accommodations under the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  All capitalized terms used but not elsewhere defined in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreements and the Notes. The following terms shall have the following meanings in this Agreement:

Bankruptcy Code shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended and in effect from time to time, together with any successor statute thereto, and the regulations issued from time to time thereunder.

Business Day shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

Collateral shall mean, subject to the limitations set forth in Section 11.3, those certain oil and gas properties listed on Exhibit A hereto.

Collateral Proceeds shall mean all proceeds (a) acquired upon the exercise of any Enforcement Action against the Collateral by any Party, (b) acquired upon the voluntary or involuntary sale, exchange or other disposition of any Collateral (including a disposition in a Proceeding), or (c) of insurance policy claims and condemnation awards with respect to any Collateral.

Convertible Debt Creditor shall mean each Convertible Debt Creditor which is signatory to this Agreement and any other holder of a Convertible Note or any other Convertible Debt from time to time, together with each such Person’s successors and assigns.

Convertible Debt shall mean all of the obligations and liabilities of Obligors to Convertible Debt Creditors evidenced by the Convertible Notes and all other amounts and other obligations and liabilities now or hereafter owed by Obligors to Convertible Debt Creditors pursuant to the Convertible Debt Documents.

Convertible Debt Documents shall mean the Convertible Notes, Convertible Debt Purchase Agreement and all other documents and instruments evidencing, securing or pertaining to any portion of the Convertible Debt, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereunder.

Enforcement Action shall mean (a) the exercise of any rights and remedies with respect to the Collateral in respect of the Note Debt or the Convertible Debt by the applicable holder thereof, (b) any action by any Note Party or any Convertible Debt Creditor to foreclose on the Collateral, (c) any action by any Note Party or any Convertible Debt Creditor to take possession of, sell or otherwise realize (judicially or otherwise) upon the Collateral and/or (d) the commencement by any Note Party or any Convertible Debt Creditor of any legal proceedings against any Obligor or with respect to any Collateral to facilitate the actions described in clauses (a) through (c) above.

Hydrocarbon shall mean all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals in and under and which may be produced and saved from or attributable to the Collateral, the lands pooled or unitized therewith and Note Parties’ and Convertible Debt Creditors’ interests therein.

Lien shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease.

Note Debt shall mean the obligations, liabilities and other amounts owed under any Purchase Agreement, any Note or any other Transaction Document including all interest, fees, expenses, indemnities and enforcements costs, whether before or after the commencement of a Proceeding and without regard to whether or not an allowed claim, together with any amendments, restatements, modifications, renewals or extensions of any thereof.

Note Default shall mean any “Event of Default” under any Purchase Agreement, any Note, or any other Note Document.

Note Documents shall mean the collective reference to the Purchase Agreements, the Notes, and each of the other agreements to which any Obligor is a party or is bound in connection with the transactions contemplated under the Purchase Agreements and the Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

Note Parties shall mean any holder of Note Debt, including, without limitation, Collateral Agent and the Buyers.

Obligor shall have the meaning ascribed to such term in the preamble of this Agreement, together with any such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

Paid in Full or Payment in Full shall mean the indefeasible payment in full in cash of all Note Debt and termination of all commitments to lend under the Note Documents.

Parties shall mean the Note Parties and the Convertible Debt Creditors.

Permitted Convertible Debt Payments means the following payments in respect of the Convertible Debt, in each instance due and payable on a non-accelerated basis in accordance with the terms of the Convertible Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement:

(a)           regularly scheduled payments of interest on the Convertible Debt payable in cash at the non-default cash pay rate of interest of fourteen percent (14%) per annum;

(b)           regularly scheduled payments of principal on the Convertible Debt; and

(c)           accrual (and not payment in cash) of default interest.

Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation or other entity whether governmental (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof) or otherwise.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any Obligor or any of its Subsidiaries or any of their respective properties, in each case undertaken under any federal, state, local, foreign or other law, rule, or regulation, including, without limitation, the Bankruptcy Code.

Pro Rata Share means, with respect to any Party, the percentage obtained by dividing (a) the sum of the aggregate outstanding amount of the Note Debt or the Convertible Debt, as applicable, held by such Party, by (b) the sum of the aggregate outstanding amount of the Note Debt and the Convertible Debt held by all Parties.

Requisite Convertible Debt Creditors shall mean at any time Convertible Debt Creditors holding more than fifty percent (50%) of the aggregate outstanding principal balance of the Convertible Debt.

2.           Intercreditor Arrangements.

2.1           Subordination.  Except as expressly set forth in Section 2.5 below, the payment and performance of any and all of the Convertible Debt is hereby expressly subordinated, to the extent and in the manner set forth herein, to the Payment in Full of the Note Debt.  Each holder of the Note Debt, whether now outstanding or hereafter arising, shall be deemed to have acquired Note Debt in reliance upon the provisions contained herein.  The parties hereto intend that this Agreement be enforceable in any Proceeding.

2.2           Restriction on Payments.  Except as expressly set forth in Section 2.5 below, notwithstanding any provision of the Convertible Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Convertible Debt shall be made or received, and no Convertible Debt Creditor shall exercise any right of set-off or recoupment with respect to any Convertible Debt, until all of the Note Debt is Paid in Full; provided, however, (a) Convertible Debt Creditors may at any time (including, but not limited to, during the existence of a Note Default) convert all or any portion of the Convertible Debt into common stock of the Company pursuant to the terms and conditions of the Convertible Notes and (b) except as provided in the immediately succeeding sentence, Obligors may make and Convertible Debt Creditors may accept Permitted Convertible Debt Payments. Notwithstanding the foregoing, no Obligor may make, and no Convertible Debt Creditor may receive, any payment of principal, interest or any other amount with respect to the Convertible Debt if, at the time of such payment or immediately after giving effect thereto a Note Default exists or would arise from the making of such payment.  Obligors may resume Permitted Convertible Debt Payments (and may make any Permitted Convertible Debt Payments missed due to the application of this Section 2.2) in respect of the Convertible Debt upon the earlier to occur of (i) the waiver (as evidenced by a written waiver from the applicable Note Parties to the applicable Obligors) or cure of such Note Default in accordance with the terms of the applicable Note Documents or (ii) Payment in Full of the Note Debt.

2.3           Acknowledgment of Liens.  The Note Parties and the Convertible Debt Creditors hereby acknowledge that the other Person has been granted Liens upon the Collateral to secure the Note Debt and the Convertible Debt, as the case may be.  Each of the Collateral Agent and the Convertible Debt Creditors shall be solely responsible for perfecting and maintaining the perfection of their respective Liens on the Collateral.  The terms of this Agreement shall continue to govern the relative rights of the Note Parties, on the one hand, and the Convertible Debt Creditors, on the other hand, (a) even if all or any part of the Liens in favor of any Party are subordinated, avoided, disallowed, unperfected, set aside or otherwise invalidated, whether pursuant to a Proceeding, any other judicial proceeding or otherwise, and (b) regardless of the relative rank or priority of the Liens securing the Note Debt and the Convertible Debt.    This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code and this Agreement constitutes an authenticated notification of a claim by each of the Note Parties and the Convertible Debt Creditors to the other secured creditor of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York (the “Code”).

2.4           Proceedings.  Except as expressly set forth in Section 2.5 below, in the event of a Proceeding: (a) all Note Debt first shall be Paid in Full before any payment (whether made in cash, securities or other property or by set-off, but excluding any conversion of the Convertible Debt into common stock of the Company pursuant to the terms and conditions of the Convertible Notes) of or with respect to the Convertible Debt shall be made; (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Convertible Debt, shall be paid or delivered directly to Collateral Agent (to be held and/or applied by Collateral Agent to the repayment of any and all then outstanding Note Debt in accordance with the terms of the applicable Purchase Agreement) until all Note Debt is Paid in Full, and each Convertible Debt Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Convertible Debt Creditor also irrevocably authorizes, empowers and directs Collateral Agent to demand, sue for, collect and receive every such payment or distribution; (c) each Convertible Debt Creditor agrees to execute and deliver to Collateral Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b); and (d) each Convertible Debt Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Convertible Debt requested by Collateral Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Collateral Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of such Convertible Debt Creditor promptly to do so (and in any event prior to fifteen (15) days before the expiration of the time to file any such proof); provided Collateral Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim.

2.5           Pro Rata Payments; Incorrect Payments.

(a)           Notwithstanding any provision of the Convertible Debt Documents or the Note Documents to the contrary and in addition to any other limitations set forth herein or therein, all Collateral Proceeds received by the Note Parties or the Convertible Debt Creditors shall be applied to the Note Debt and the Convertible Debt in accordance with the Pro Rata Share of the Note Parties and the Convertible Debt Creditors.  In the event that any Collateral Proceeds are received by any Party in an amount in excess of its Pro Rata Share thereof (whether pursuant to an Enforcement Action, during a Proceeding, in connection with any insurance policy claim or condemnation award (or deed in lieu of condemnation), from the collection or other sale or disposition of, or realization on, the Collateral, in violation of this Agreement, or otherwise), then such excess Collateral Proceeds shall not be commingled with any of the assets of such Party, shall be received and held in trust for the benefit of the other Party and shall be promptly paid over to the other Party.

(b)           If any payment or distribution (whether made in cash, securities or other property) not permitted under this Agreement is received by any Convertible Debt Creditor on account of the Convertible Debt before all Note Debt is Paid in Full, such payment shall not be commingled with any asset of such Convertible Debt Creditor, shall be held in trust by such Convertible Debt Creditor for the benefit of Note Parties and shall immediately be paid over to Collateral Agent, or its designated representative, for application to the payment of the Note Debt then remaining unpaid, until all of the Note Debt is Paid in Full.

(c)           Each Obligor hereby acknowledges that provisions of this Agreement require the Convertible Debt Creditors to pay over to the Collateral Agent on behalf of the Note Parties any payments received by the Convertible Debt Creditors in contravention of this Agreement, and hereby irrevocably authorizes such payment to the Collateral Agent on behalf of such Note Parties, notwithstanding any instructions to the contrary that such Obligor may deliver to the Convertible Debt Creditors after the date hereof.  Each Obligor hereby acknowledges that no such payment shall reduce the amount or otherwise alter the obligations under the Convertible Debt or the Convertible Debt Documents.

2.6           Sale, Transfer.

(a)           Each Party agrees that it shall be bound by the terms, provisions and conditions of this Agreement, in its capacity as a Note Party or a Convertible Debt Creditor, whether or not such Person has executed a counterpart of this Agreement.

(b)           No Party shall sell, assign, dispose of or otherwise transfer all or any portion of the Note Debt or the Convertible Debt, or the Liens on the Collateral securing same, unless prior to the consummation of any such action, the transferor and transferee thereof shall execute and deliver a joinder to this Agreement in form and substance reasonably acceptable to the Note Parties or the Requisite Convertible Debt Creditors, as applicable, or an agreement substantially identical to this Agreement, in either case providing for the continued effectiveness of all of the rights of the Parties arising under this Agreement.

(c)           Notwithstanding the failure to execute or deliver any such agreement, the terms of this Agreement effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Note Debt or the Convertible Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Party as provided in Section 9 below.

2.7           Restriction on Actions.

(a)           Notwithstanding anything contained in the Convertible Debt Documents to the contrary, no Convertible Debt Creditor shall, without the prior written consent of the Note Parties, agree to any amendment, modification or supplement to the Convertible Debt Documents.

(b)           Neither the Note Parties nor the Requisite Convertible Debt Creditors shall take any Enforcement Action without giving the other Party twenty (20) Business Days prior written notice thereof.  Notwithstanding anything contained in the Convertible Debt Documents to the contrary, no Convertible Debt Creditor shall take any Enforcement Action unless the Requisite Convertible Debt Creditors elect in writing to take such Enforcement Action.  In the case of any such prior written notice given by the Requisite Convertible Debt Creditors to the Note Parties, the Requisite Convertible Debt Creditors shall, concurrently with the delivery of such notice, provide evidence in form and substance reasonably satisfactory to the Note Parties of the election of the Requisite Convertible Debt Creditors to take such Enforcement Action.

2.8           Release of Liens.  In the event that the Note Parties or Requisite Convertible Debt Creditors are foreclosing upon or otherwise realizing upon any Collateral pursuant to an Enforcement Action in accordance with the terms of this Agreement and the other Party has a Lien on the same asset, such Party agrees to deliver to the foreclosing (or other realizing) Party such Lien releases as reasonably requested by the foreclosing (or other realizing) Party to allow the asset to be transferred free and clean of such Lien and shall be deemed to have consented under the Note Documents or the Convertible Debt Documents, as applicable, to such sale, transfer or other disposition free and clear of all Liens and to have waived the provisions of the Note Documents or the Convertible Debt Documents, as applicable, to the extent necessary to permit such transaction, provided, that the Collateral Proceeds resulting from such foreclosure or other realization are applied in accordance with the terms of this Agreement, and the releasing Party retains a Lien on the Collateral Proceeds of such asset subject to the terms of this Agreement.

2.9           Waiver of Certain Rights.

(a)           Acceptance.  Each Party hereby waives all notice of the acceptance by the other Party of the provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement or under applicable law in connection with foreclosure on or sale of all or any portion of the Collateral, and each Party expressly consents to the reliance by the other Party upon the agreements as herein provided.

(b)           Marshalling.

(i)           Each Party hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the other Party to marshal any property of any Obligor for the benefit of such Party.  Each Party further waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights such Person may have under applicable law.

(ii)           Each Convertible Debt Creditor agrees that no Note Party shall have any liability to any Convertible Debt Creditor, and each such Convertible Debt Creditor hereby waives any claims against the Note Parties, arising out of any and all actions that any Note Party may take or permit or omit to take with respect to (i) the Note Documents, (ii) the collection of the Note Debt, or (iii) the foreclosure upon, or sale, liquidation or other disposition or realization of, any Collateral (other than for breach of this Agreement and other than for claims under Article 9 of the Code that any such foreclosure, sale, liquidation, or other disposition or realization of any Collateral was not conducted in a commercially reasonable manner).  Each Convertible Debt Creditor agrees that no Note Party shall not have any duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of any Collateral or otherwise.  No Note Party nor any of its respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of an Obligor, any Convertible Debt Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(iii)           Each Note Party agrees that no Convertible Debt Creditor shall have any liability to any Note Party, and each such Note Party hereby waives any claims against the Convertible Debt Creditors, arising out of any and all actions that any Convertible Debt Creditor may take or permit or omit to take with respect to (i) the Convertible Debt Documents, (ii) the collection of the Convertible Debt, or (iii) the foreclosure upon, or sale, liquidation or other disposition or realization of, any Collateral (other than for breach of this Agreement and other than for claims under Article 9 of the Code that any such foreclosure, sale, liquidation, or other disposition or realization of any Collateral was not conducted in a commercially reasonable manner).  Each Note Party agrees that no Convertible Debt Creditor shall not have any duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of any Collateral or otherwise.  No Convertible Debt Creditor nor any of its respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of an Obligor, any Note Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

3.           Continued Effectiveness of this Agreement.  The terms of this Agreement and the rights and the obligations of Note Parties and Convertible Debt Creditors arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Note Documents or the Convertible Debt Documents; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Note Debt or the Convertible Debt or any of the instruments or documents referred to in clause (i) above.

4.           Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to the Note Parties and the Convertible Debt Creditors hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Note Documents or the Convertible Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Note Parties or the Convertible Debt Creditors, from time to time, concurrently or independently and as often and in such order as Note Parties or the Convertible Debt Creditors may deem expedient.  Any failure or delay on the part of the Note Parties and the Convertible Debt Creditors in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Note Parties’ and the Convertible Debt Creditors’ right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Note Parties’ and the Convertible Debt Creditors’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

5.           Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any Party therefrom, shall not be effective in any event unless the same is in writing and signed by the parties hereto, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given.  Any notice to or demand on any Party in any event not specifically required hereunder shall not entitle such Party to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

6.           Additional Documents and Actions.  Each Party, at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of the other Party and at the expense of Company, promptly will execute and deliver such further documents and do such further acts and things as the other Party may reasonably request in order to effect fully the purposes of this Agreement.

7.           Notices.  All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) delivered by overnight express courier, or (iv) sent by facsimile transmission (with such facsimile transmission to be confirmed promptly in writing sent in accordance with (i), (ii) or (iii) above), addressed in each case as follows:

If to any Convertible Debt Creditor:	Daniel Ryweck Convertible Debt Collateral Agent 13911 Ridgedale Drive, Suite 375 Minnetonka, MN 55305 Facsimile: 952-512-9959
with a copy to:	Convertible Debt Creditors as listed in the attached Schedule of Buyers
If to any Obligor:	South Texas Oil Company 300 E. Sonterra Blvd. #1220 San Antonio, Texas 78258 Attention: Michael Pawelek Facsimile: 210-545-3317
with a copy to:	Corporate Legal Solutions 6 Wheeler’s Point Road Gloucester, MA 01930 Attention: Roy D. Toulan, Jr Facsimile: 978-283-4692
If to Note Parties:	Viking Asset Management, LLC 600 Montgomery Street, 44th Floor San Francisco, California 94111 Attention: Michael Rudolph Facsimile: (415) 981-5301

with a copy to:	Summerline Asset Management, LLC 70 West Red Oak Lane, 4th Floor White Plains, New York 10604 Attention: Robert J. Brantman Facsimile: (914) 697-4767
with a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street, Suite 1900 Chicago, Illinois 60661-3693 Attn: Mark Wood, Esq. Facsimile: (312) 902-1061

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto.  All notices sent pursuant to the terms of this Section 7 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, (iii) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (iv) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York, New York time), otherwise on the next Business Day.

8.           Severability.   The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

9.           Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Note Parties and the Convertible Debt Creditors and shall be binding upon the successors and assigns of Obligors.

10.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement (or any notice or agreement delivered pursuant to the terms hereof) by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.           No New Lien; Defines Rights of Creditors; Collateral Limitations; Subrogation.

11.1           New Liens.  The Parties hereto hereby agree that (i) no Convertible Debt Creditor shall be permitted to restrict, in any manner, an Obligor from granting a Lien on any of its real or personal property for the benefit of the Note Parties and (ii) until the Payment in Full of the Note Debt, no additional Liens shall be granted or permitted on any real or personal property of an Obligor to secure any Convertible Debt.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Note Parties, Convertible Debt Creditors agree that any amounts received by or distributed to any of them as a result of Liens granted or perfection achieved in contravention of this Section 11.1 shall be held in trust for the benefit of the Note Parties and shall be promptly paid to Collateral Agent.

11.2           Relative Rights.  This Agreement shall define the relative rights of the Note Parties and the Convertible Debt Creditors, respectively.  Nothing in this Agreement shall (a) impair, as among the Obligors and the Note Parties, on the one hand, and as between the Obligors and the Convertible Debt Creditors, on the other hand, the obligations of the Obligors with respect to the payment of the Note Debt and the Convertible Debt, as the case may be, in accordance with their respective terms or (b) affect the relative rights of the Note Parties or the Convertible Debt Creditors with respect to any other creditors of the Obligors.

11.3           Collateral Limitations.  Each Convertible Debt Creditor acknowledges and agrees that the Collateral consists solely of the Obligor's fee ownership interest in and to the wells described on Exhibit A and the right, title and interest of such Obligors in the Hydrocarbons in such wells prior to their extraction therefrom.  In no event shall Collateral or Collateral Proceeds include (i) as-extracted collateral, including any Hydrocarbons that are actually extracted from the subject wells or proceeds therefrom or (ii) any royalties, receipts, receivables, rents or other rights to payment on account of the subject wells (unless same arises from an Enforcement Action or a sale, exchange or other disposition of a subject well) or the Hydrocarbons extracted therefrom.

11.4           Subrogation.  Subject to the Payment in Full of the Note Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the Convertible Debt Creditors shall have been applied pursuant to this Agreement to the payment of Note Debt, then and in each such event, the Convertible Debt Creditors shall be subrogated to the rights of each Note Party to receive any further payment or distribution in respect of or applicable to the Note Debt; and, for the purposes of such subrogation, no payment or distribution to the Note Parties of any cash, property or securities to which any Convertible Debt Creditor would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the Note Parties by the Convertible Debt Creditors shall, as between any Obligor, its creditors other than the Note Parties and the Convertible Debt Creditors, be deemed to be a payment by such Obligor to or on account of Note Debt.

12.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Convertible Debt Documents or the Note Documents, the provisions of this Agreement shall control and govern.

13.           Statements of Indebtedness.  Company will furnish to (a) Collateral Agent upon demand, a statement of the indebtedness owing from Obligors to Convertible Debt Creditors, and will give Collateral Agent access to the books of Obligors in accordance with the Purchase Agreements so that Collateral Agent can make a full examination of the status of such indebtedness, and (b) each Convertible Debt Creditor upon demand, a statement of the indebtedness owing from Obligors to Note Parties, and will give each Convertible Debt Creditor access to the books of Obligors in accordance with the Convertible Debt Purchase Agreement so that each Convertible Debt Creditor can make a full examination of the status of such indebtedness.

14.           Headings; Section References.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.  Unless otherwise indicated herein, Section references shall be deemed to be references to Sections of this Agreement.

15.           Termination.  This Agreement shall terminate upon the indefeasible Payment in Full of the Note Debt; provided, however, this Agreement shall be reinstated if at any time any payment of any of the Note Debt is rescinded or must otherwise be returned by any holder of the Note Debt or any representative of such holder and the Note Debt, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

16.           Agreement Not to Contest.  Each Note Party and each Convertible Debt Creditor hereby agree not to, directly or indirectly, whether in connection with a Proceeding or otherwise, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest (a) the validity, perfection, priority or enforceability of any Note Debt or Convertible Debt or the Lien held by the Collateral Agent, for the benefit of the Note Parties, or the Lien held by the Convertible Debt Creditors, to secure the payment, performance or observance of all or any part of the Note Debt or the Convertible Debt, (b) the rights of the Note Parties or the Convertible Debt Creditors set forth in any of the Note Documents or Convertible Debt Documents, respectively, with respect to any such Lien, or (c) the validity or enforceability of any of the Note Documents or any of the Convertible Debt Documents; provided, that nothing in this Section 16 is intended or shall be deemed or construed to limit in any way the ability of the parties hereto to enforce all of the terms and provisions of this Agreement.

17.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.           Waiver of Consolidation.  Each Convertible Debt Creditor acknowledges and agrees that (i) Obligors are each separate and distinct entities; and (ii) it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of Obligors in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

19.           Convertible Debt Collateral Agent.  (a)  Each of the Convertible Debt Creditors hereby irrevocably appoints and authorizes Daniel Ryweck, an individual with his principal place of residence at 13911 Ridgedale Drive, Suite 375, Minnetonka, MN 55305, to act as collateral agent under the Convertible Debt Documents (the “Convertible Debt Collateral Agent”), to enter into each of the instruments, documents and agreements, including any guaranty, financing statements, mortgage, account control agreement or any other security documents (collectively, the “Financing Documents”), to which it is a party as agent (including as a collateral agent) on Convertible Debt Creditors’ behalf and to take such actions as Convertible Debt Collateral Agent on Convertible Debt Creditors’ behalf under the Financing Documents and to exercise such powers under the Financing Documents as are delegated to Convertible Debt Collateral Agent (as agent, secured party or otherwise) by the terms thereof, together with all such powers as are reasonably incidental thereto.  The Convertible Debt Collateral Agent shall take such action under any Convertible Debt Document as the Convertible Debt Collateral Agent shall reasonably be directed by Convertible Debt Creditors in accordance with the terms of the Convertible Debt Documents (and, in any event, as reasonably directed by written direction of Requisite Convertible Debt Creditor).  Convertible Debt Collateral Agent is authorized and empowered to amend, modify, or waive any provisions of any Financing Document to which it is a party or which run in its favor on behalf of the Convertible Debt Creditors; provided, however, that the parties hereto hereby agree that no such amendment, modification or waiver shall be effective without the unanimous written consent of the Convertible Debt Creditors.

(b)           Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor, the Convertible Debt Creditors shall indemnify the Convertible Debt Collateral Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably (based on the ratio of the amount of Convertible Debt a Convertible Debt Creditor holds to the aggregate Convertible Debt held by all Convertible Debt Creditors) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all taxes, which may at any time (including at any time following the payment in full of the Convertible Notes and the termination or resignation of the Convertible Debt Collateral Agent) be imposed on, incurred by or asserted against the Convertible Debt Collateral Agent in any way relating to or arising out of any Convertible Debt Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Convertible Debt Collateral Agent under or in connection with any of the foregoing; provided, however, that Convertible Debt Creditors shall not be liable for the payment to the Convertible Debt Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Convertible Debt Collateral Agent’s gross negligence or willful misconduct.  In addition, Convertible Debt Creditors shall reimburse the Convertible Debt Collateral Agent upon demand for its ratable share (based on the ratio of the amount of Convertible Debt a Convertible Debt Creditor holds to the aggregate Convertible Debt held by all Convertible Debt Creditors) of any costs or out-of-pocket expenses (including attorney costs) incurred by the Convertible Debt Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Convertible Debt Document, or any document contemplated hereby or referred to herein to the extent that the Convertible Debt Collateral Agent is not reimbursed for such expenses by or on behalf of the Company.  Without limiting the generality of the foregoing, if any governmental authority of any jurisdiction asserts a claim that the Convertible Debt Collateral Agent did not properly withhold tax from amounts paid to or for the account of a Convertible Debt Creditor (because the appropriate form was not delivered, was not properly executed, or because such Convertible Debt Creditor failed to notify the Convertible Debt Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), Convertible Debt Creditors shall indemnify the Convertible Debt Collateral Agent fully for all amounts paid, directly or indirectly, by the Convertible Debt Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Convertible Debt Collateral Agent under this Section 19(b), together with all related costs and  expenses (including attorney costs).  The obligation of Convertible Debt Creditors in this Section 19(b) shall survive the payment of all Convertible Debt.

(c)           The Convertible Debt Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined in any Convertible Debt Document) (a “Convertible Debt Default”) or any event that with the giving of notice or passage of time would constitute a Convertible Debt Default unless the Convertible Debt Collateral Agent shall have received written notice from Convertible Debt Creditors describing a Convertible Debt Default or event that with the giving of notice or passage of time would constitute such a Convertible Debt Default and stating that such notice is a “notice of default”.  Upon the occurrence and continuance of a Convertible Debt Default, or an event that with the giving of notice or passage of time would constitute a Convertible Debt Default, the Convertible Debt Collateral Agent shall take such action under any Convertible Debt Document with respect to such Convertible Debt Default or event that with the giving of notice or passage of time would constitute a Convertible Debt Default as Convertible Debt Collateral Agent shall reasonably be directed by Convertible Debt Creditors in accordance with the terms of the Convertible Debt Documents (and, in any event, as reasonably directed by written direction of Requisite Convertible Debt Creditors); provided that, unless and until the Convertible Debt Collateral Agent shall have received such directions, the Convertible Debt Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Convertible Debt Default or event that with the giving of notice or passage of time would constitute a Convertible Debt Default as the Convertible Debt Collateral Agent shall deem advisable in the best interests of Convertible Debt Creditors.  In taking such action or refraining from taking such action without specific direction from Convertible Debt Creditors, the Convertible Debt Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d)           Nothing in this Section 19 shall be deemed to limit or otherwise affect the rights of Convertible Debt Collateral Agent or Convertible Debt Creditors to exercise any remedy provided in any Convertible Debt Document.

(e)           The Convertible Debt Collateral Agent may resign from the performance of all of its functions and duties under this Section 19 and/or under any Convertible Debt Document at any time by giving thirty (30) Business Days’ prior written notice to Convertible Debt Creditors.  Such resignation shall take effect upon the appointment of a successor Convertible Debt Collateral Agent pursuant to clause (f) below or as otherwise provided below.

(f)           Upon (i) Convertible Debt Creditors’ receipt of a notice of resignation by the Convertible Debt Collateral Agent in accordance with clause (e) above, or (ii) written notice by Convertible Debt Creditors to Convertible Debt Collateral Agent of Convertible Debt Creditors’ election to remove the existing Convertible Debt Collateral Agent and appoint a successor Convertible Debt Collateral Agent, Convertible Debt Creditors shall have the right to appoint a successor Convertible Debt Collateral Agent.  Upon the acceptance of a successor's appointment as Convertible Debt Collateral Agent and notice of such acceptance to the retiring Convertible Debt Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Convertible Debt Collateral Agent, the retiring Convertible Debt Collateral Agent's resignation shall become immediately effective and the retiring Convertible Debt Collateral Agent shall be discharged from all of its duties and obligations under this Section 19 and under the Convertible Debt Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph).  If no such successor shall have been so appointed by Convertible Debt Creditors and shall have accepted such appointment within thirty (30) days after the retiring Convertible Debt Collateral Agent gives notice of its resignation or Convertible Debt Creditors give notice of their election to replace the retiring Convertible Debt Collateral Agent, then the retiring Convertible Debt Collateral Agent may, on behalf of Convertible Debt Creditors (but without any obligation) appoint a successor Convertible Debt Collateral Agent without the consent of Convertible Debt Creditors.  From and following the expiration of such thirty (30) day period, Convertible Debt Collateral Agent shall have the exclusive right without any Person's consent, upon one (1) Business Days' notice to Convertible Debt Creditors, to make its resignation or removal effective immediately.  From and following the effectiveness of such notice, (i) the retiring Convertible Debt Collateral Agent shall be discharged from its duties and obligations under this Section 19 and under the Convertible Debt Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through Convertible Debt Collateral Agent shall instead be made by or to Convertible Debt Creditors directly, until such time as Convertible Debt Creditors appoint a Convertible Debt Collateral Agent as provided for above in this paragraph.  The provisions of this Section 19 shall continue in effect for the benefit of any retiring Convertible Debt Collateral Agent and its sub-agents after the effectiveness of its resignation or removal and under the Convertible Debt Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Convertible Debt Collateral Agent was acting or was continuing to act as Convertible Debt Collateral Agent.

(g)           If pursuant to any Financing Document the Convertible Debt Collateral Agent is given the discretion to allocate proceeds received by Convertible Debt Collateral Agent pursuant to the exercise of  remedies under the Financing Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Financing Document), Convertible Debt Collateral Agent shall apply such proceeds to the then outstanding Convertible Debt in the following order of priority (with amounts received being applied in the numerical order set forth below until exhausted prior to the application to the next succeeding category and each of the Convertible Debt Creditors or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third and fourth below):

first, to payment of fees, costs and expenses (including reasonable attorney’s fees) owing to the Convertible Debt Collateral Agent;

second, to payment of all accrued unpaid interest and fees (other than fees owing to Convertible Debt Collateral Agent) on the Convertible Debt;

third, to payment of principal of the Convertible Debt;

fourth, to payment of any other amounts owing constituting Convertible Debt; and

fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

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IN WITNESS WHEREOF, Convertible Debt Creditors have caused this Agreement to be executed as of the date first above written.

CONVERTIBLE DEBT CREDITORS:

[____________], as a Convertible Debt Creditor

By: _______________________________
Name: ____________________________
Title:_____________________________

[____________], as a Convertible Debt Creditor

By: _______________________________
Name: ____________________________
Title: _____________________________

IN WITNESS WHEREOF, Convertible Debt Collateral Agent has caused this Agreement to be executed as of the date first above written.

CONVERTIBLE DEBT COLLATERAL AGENT:

_____________________________________
Daniel Ryweck

IN WITNESS WHEREOF, Obligors have caused this Agreement to be executed as of the date first above written.

OBLIGORS:

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By: _____________________________________
Name:  Michael J. Pawelek
Title:  Chief Executive Officer

SOUTHERN TEXAS OIL COMPANY., a Texas corporation

By:  _____________________________________
Name: ___________________________________
Title:_____________________________________

STO OPERATING COMPANY, a Texas corporation

By:_____________________________________
Name:___________________________________
Title:____________________________________

STO PROPERTIES LLC, a Texas limited liability company

By: _____________________________________
Name: ___________________________________
Title: _____________________________________

STO DRILLING COMPANY, a Texas corporation

By: _____________________________________
Name:_____________________________________
Title:_____________________________________

IN WITNESS WHEREOF, Collateral Agent and Buyers have caused this Agreement to be executed as of the date first above written.

COLLATERAL AGENT:

VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as Collateral Agent for the Buyers

By: _____________________________________
Name: S. Michael Rudolph
Title: Chief Financial Officer

BUYERS:

LONGVIEW MARQUIS MASTER FUND, L.P.

By:  Summerline Asset Management, LLC
Its:  Investment Advisor

By: _____________________________________
Name:  Robert J. Brantman
Title: Co-Managing Member

SUMMERVIEW MARQUIS FUND, L.P.

By:  Summerline Asset Management, LLC
Its:  Investment Advisor

By: _____________________________________
Name:  Robert J. Brantman
Title:  Co-Managing Member

Schedule of Buyers

First Closing - June 10, 2009

EXHIBIT A

Oil and Gas Properties

[To be inserted]